EXHIBIT 24.1

                            GREENBERGER & FORMAN
                               ATTORNEYS AT LAW

                          1370 Avenue of the Americas
                         New York, New York 10019-4602
                                    -------
                          TELEPHONE:   (212) 7574001
                          TELECOPIER : (212) 757-4053


                                                September 11, 1997

Securities and Exchange Commission
450 Fifth Street Northwest
Washington, D.C.  20549

            Re:   S.E.C. Registration Statement
                  on Form S-8 of 65,000 Shares
                  of Common Stock of Enhanced Services Company, Inc. Commission File No. 0-24256

Ladies and Gentlemen:

            We hereby consent to the inclusion of our opinion regarding the legality of the securities being registered by the Registration Statement to be filed with the United States Securities and Exchange Commission, Washington, DC, pursuant to the Securities Act of 1933, as amended, by Enhanced Services Company, Inc., a Colorado corporation, in connection with its offering of up to 65,000 shares of its common stock which may be issued pursuant to the Warrants granted under the Creative Business Strategies, Inc. 1997 Consultant and Warrant Compensation Agreement, as more fully described in such Registration Statement.

            We further consent to the reference in such Registration Statement to our having given such opinion.

                                                Very truly yours,

                                                GREENBERGER & FORMAN

                                            By:
                                                Joseph Greenberger

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